United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

CINGULATE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on September 25, 2025

To the Stockholders of Cingulate Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Cingulate Inc. (the “Company”) will be held on September 25, 2025, beginning at 10:00 a.m. Central Time. The Special Meeting will be held solely in a virtual meeting format online at www.meetnow.global/MVYYYQ5. You will not be able to attend the Special Meeting at a physical location. At the Special Meeting, stockholders will act on the following matters:

●	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC (the “Issuance Proposal”); and

●	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal (the “Adjournment Proposal”).

Pursuant to the Company’s Amended and Restated Bylaws, as amended, the Board has fixed the close of business on August 1, 2025 as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, please submit your proxy to vote electronically via the Internet or by telephone, or please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Special Meeting and prefer to vote during the Special Meeting, you may do so even if you have already submitted a proxy to vote your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

By Order of the Board of Directors

Jennifer L. Callahan
Chief Financial Officer and Secretary
, 2025
Kansas City, Kansas

CINGULATE INC.

1901 W. 47th Place

Kansas City, Kansas 66205

PROXY STATEMENT

This proxy statement contains information related to our Special Meeting of Stockholders (the “Special Meeting”) to be held on September 25, 2025, at 10:00 a.m. Central Time, or at such other time and place to which the Special Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors (the “Board”) of Cingulate Inc. (the “Company”). The proxy materials relating to the Special Meeting are being mailed to stockholders entitled to vote at the meeting on or about                   , 2025. A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 1901 W. 47th Place, Kansas City, Kansas 66205, during normal business hours for ten days prior to the Special Meeting and available during the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON September 25, 2025.

This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are available online at: www.envisionreports.com/CINGSPC. Under Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

When and where will the Special Meeting be held?

The Special Meeting will be held on September 25, 2025, at 10:00 a.m., Central Time, in a virtual meeting format online at www.meetnow.global/MVYYYQ5, and at any adjournment or postponement thereof. You will not be able to attend the Special Meeting at a physical location.

What is the purpose of the Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders:

●	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC (the “Issuance Proposal”); and

●	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal (the “Adjournment Proposal”).

What are the Board’s recommendations?

The Board recommends you vote:

●	FOR the Issuance Proposal; and

●	FOR the Adjournment Proposal.

If you are a stockholder of record and you return a properly executed proxy card or submit a proxy to vote over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above.

No other matters may be brought before the Special Meeting.

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Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, August 1, 2025, are entitled to receive notice of, and to vote the shares of common stock that they held on that date at, the Special Meeting, or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 5,264,642 outstanding shares of common stock.

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting by telephone or through the internet.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of one third of our common stock outstanding on the record date will constitute a quorum for the Special Meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Special Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

Do I need to attend the Special Meeting?

No. It is not necessary for you to attend the virtual Special Meeting in order to vote your shares. You may vote by telephone, through the Internet or by mail, as described in more detail below.

How do I vote my shares without attending the Special Meeting?

Stockholder of record: shares registered in your name. If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Special Meeting in any of the following ways:

By Telephone or via the Internet. You can submit a proxy to vote your shares by telephone or via the Internet by following the instructions on the enclosed proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Central Time, on the day before the Special Meeting. Have your proxy card in hand as you will be prompted to enter your control number.

By Mail. You can submit a proxy to vote your shares by mail if you received a printed proxy card by completing, signing, dating and promptly returning your proxy card in the postage-prepaid envelope provided with the materials. Proxies submitted by mail must be received by the close of business on the day before the Special Meeting in order to ensure that your vote is counted.

To facilitate timely receipt of your proxy, we encourage you to promptly vote via the Internet or telephone following the instructions on the enclosed proxy card. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Central Time on the day before the Special Meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from casting your vote at the Special Meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the Special Meeting via the virtual meeting website to ensure that your shares are represented at the Special Meeting.

Beneficial owner: shares registered in the name of bank, broker or other nominee. If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received voting instructions from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other nominee. Follow the instructions from your broker, bank or other nominee included with this proxy statement, or contact your bank, broker or other nominee to request a proxy form.

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Even if you plan to attend the Special Meeting live via the Internet, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Special Meeting live via the Internet.

May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the Special Meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to the Company’s Secretary, Jennifer L. Callahan, at Cingulate Inc., 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the Special Meeting via the virtual meeting website and voting at the meeting by following the internet voting instructions on your proxy card. However, simply attending the Special Meeting without voting will not revoke or change your proxy. “Street name” holders of shares of our common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Special Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

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What vote is required to approve each proposal?

Assuming that a quorum is present, the following votes will be required:

●	With respect to the Issuance Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	With respect to the Adjournment Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes, if any, with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

Under the General Corporation Law of the State of Delaware, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What is a “broker non-vote”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The approval of the Issuance Proposal and the Adjournment Proposal are generally not considered to be “routine” matters and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Issuance Proposal and the Adjournment Proposal. If such proposals are deemed to be “routine,” a bank or broker may be able to vote on the Insurance Proposal and the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Who will count the votes?

Our transfer agent, Computershare, will serve as inspector of election at the Special Meeting and will tabulate and certify the votes.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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APPROVAL OF THE ISSUANCE PROPOSAL

Background and Description of the Issuance Proposal

On July 21, 2025, we entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park has committed to purchase from us up to an aggregate of $25.0 million worth of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement which is attached hereto as Appendix A. As consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, we issued 120,424 shares of common stock to Lincoln Park as commitment shares (the “Commitment Shares”).

We are submitting the Issuance Proposal to you in order to obtain the requisite stockholder authorization in accordance with The Nasdaq Listing Rules to sell 20% or more of our issued and outstanding common stock to Lincoln Park (as of the date we entered into the Purchase Agreement), if we so choose, as more fully described below.

Agreements with Lincoln Park

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $25.0 million worth of shares of common stock. Such sales of common stock by us, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 36-month period commencing after certain conditions have been satisfied (“Commencement Date”) pursuant to the Purchase Agreement and the Registration Rights Agreement.

Regular Purchases

From and after the Commencement Date, provided the last closing sale price of our common stock on the applicable “regular purchase date” (as defined in the Purchase Agreement) is not below $0.50 (and provided all shares of common stock subject to all prior Regular Purchases have been properly delivered to Lincoln Park in accordance with the Purchase Agreement) (the “Regular Purchase Date”), the Company may, by written notice delivered by us to Lincoln Park within the time periods on such Regular Purchase Date or on the immediately following business day specified in the Purchase Agreement, direct Lincoln Park to purchase up to $150,000 worth of our common stock in a Regular Purchase, provided, however, that the maximum number of shares we may sell to Lincoln Park in a Regular Purchase may be increased to up to (i) $200,000 worth of our common stock, provided that the last closing sale price of our common stock on the applicable Regular Purchase Date is not below $3.00, (ii) $250,000 of our common stock, provided that the last closing sale price of our common stock on the applicable Regular Purchase Date is not below $4.00; (iii) $350,000 of our common stock, provided that the last closing sale price of our common stock on the applicable Regular Purchase Date is not below $5.00; and (iv) $500,000 worth of our common stock, provided that the last closing sale price of our common stock on the applicable Regular Purchase Date is not below $6.00.

The purchase price per share for each such Regular Purchase will be equal to 98% of the lower of:

●	the lowest sale price for our common stock on the applicable Regular Purchase Date or, if applicable, during the specified period on the immediately following business day as provided in the Purchase Agreement for such shares of our common stock; and

●	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the applicable Regular Purchase Date of such shares of our common stock.

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Accelerated Purchases

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases effected prior to such Purchase Date have been properly delivered to Lincoln Park in accordance with the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an “Accelerated Purchase”, on the business day immediately following the applicable Regular Purchase Date for such corresponding Regular Purchase, which we refer to as the “Accelerated Purchase Date,” not to exceed the lesser of:

●	30% of the aggregate number of shares of our common stock traded during the period on the applicable Accelerated Purchase Date commencing at the time specified in the Purchase Agreement and ending at the close of regular trading on the applicable Accelerated Purchase Date or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase Date, the portion of the normal trading hours on the applicable Accelerated Purchase Date following such applicable commencement time and ending at such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date we refer to as the “Accelerated Purchase Measurement Period”; and

●	300% of the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for the shares subject to an Accelerated Purchase will be equal to 97% of the lower of:

●	the volume weighted average price of our common stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase Date; and

●	the closing sale price of our common stock on the applicable Accelerated Purchase Date.

Additional Accelerated Purchases

We may also direct Lincoln Park, by written notice delivered to Lincoln Park, not later than 1:00 p.m., Eastern Time, on the same Accelerated Purchase Date on which an Accelerated Purchase Measurement Period for an Accelerated Purchase has ended prior to such time (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including those prior Accelerated Purchases and Additional Accelerated Purchases effected on the same Accelerated Purchase Date as the applicable Additional Accelerated Purchase have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time), to purchase an additional amount of our common stock on such same Accelerated Purchase Date, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

●	30% of the aggregate number of shares of our common stock traded during the portion of the normal trading hours on the applicable Accelerated Purchase Date determined in accordance with the Purchase Agreement, which period of time on the applicable Accelerated Purchase Date we refer to as the “Additional Accelerated Purchase Measurement Period”; and

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●	300% of the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase effected on such same Accelerated Purchase Date.

The purchase price per share for the shares subject to an Additional Accelerated Purchase will be equal to 97% of the lower of:

●	the volume weighted average price of our common stock during the applicable Additional Accelerated Purchase Measurement Period for such Additional Accelerated Purchase; and

●	the closing sale price of our common stock on the applicable same Accelerated Purchase Date.

We may, in our sole discretion, submit multiple Accelerated Purchase notices to Lincoln Park prior to 1:00 p.m., Eastern Time, on a single Accelerated Purchase Date, again provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including those prior Accelerated Purchases and Additional Accelerated Purchases effected on the same Accelerated Purchase Date as the applicable Additional Accelerated Purchase have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions and no upper limits on the price per share that Lincoln Park must pay for shares of our common stock under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

In all instances, we may not sell shares of our common stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 4.99% of our common stock (which Lincoln Park may increase up to 9.99% upon 61 days’ prior written notice to the Company).

We currently intend to use the net proceeds from the sale of securities to Lincoln Park to obtain regulatory approval and on development, manufacturing and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes, including investing further in research and development efforts.

Requirement to Seek Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Marketplace Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement if such issuance would result in the issuance of more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the agreements related to such issuance (the “Nasdaq 20% Rule”).

Under the Nasdaq 20% Rule, in no event may we issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which was 1,004,660 shares, including the Commitment Shares, based on 5,025,815 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all shares of common stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $5.6537 per share which represents the lower of (A) the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted under applicable Nasdaq rules to take into account the issuance of shares of the Commitment Shares to Lincoln Park for non-cash consideration as payment of the commitment fee described above so that the Exchange Cap limitation would not apply to issuances and sales of our common stock under the Purchase Agreement pursuant to the rules and regulations of Nasdaq (the “Minimum Price”).

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As of August 1, 2025, we had issued the 120,424 Commitment Shares under the Purchase Agreement, leaving 884,236 shares of our common stock available for issuance under the Purchase Agreement without (i) seeking stockholder approval or (ii) assuming the average price per share of such shares equals or exceeds the Minimum Price. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules, including the Nasdaq 20% Rule. Based on the closing sale price of our common stock as reported on The Nasdaq Capital Market on August 1, 2025, to fully utilize the amount available to us, we would need to issue 4,901,961 shares of common stock to Lincoln Park (which includes the Commitment Shares), which would be in excess of the Nasdaq 20% Rule. Accordingly, in order to be able to sell to Lincoln Park the full amount available under the Purchase Agreement, we are seeking stockholder approval to issue 20% or more of our outstanding shares as of the date we entered into the Purchase Agreement with Lincoln Park.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve the Issuance Proposal, we will be unable to issue shares of common stock to Lincoln Park pursuant to the Purchase Agreement in excess of the Exchange Cap if sold at a price less than the Minimum Price.

Effect of Approval

Upon obtaining the stockholder approval requested in this Issuance Proposal, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of common stock to Lincoln Park. If this Issuance Proposal is approved by our stockholders, we would be able to issue more than the original Exchange Cap (or 1,004,660 shares, which includes the Commitment Shares) to Lincoln Park under the Purchase Agreement at a price less than the Minimum Price. The maximum number of shares of common stock that we may issue would fluctuate from time to time based on the price of our common stock; however we would seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock we may issue to Lincoln Park under the Purchase Agreement above $25.0 million. In addition, the additional shares that we could issue to Lincoln Park will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility. Each additional share of common stock that would be issuable to Lincoln Park would have the same rights and privileges as each share of our currently authorized common stock.

Reasons for Transaction and Effect on Current Stockholders

Our Board has determined that the Purchase Agreement with Lincoln Park is in the best interests of the Company and its stockholders because the right to sell shares to Lincoln Park provides the Company with a potential source of capital and the ability to access that capital when and as needed.

The Purchase Agreement does not affect the rights of the holders of outstanding common stock, but the sale of shares to Lincoln Park pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

Vote Required and Recommendation of our Board

If a quorum is present, the number of affirmative votes cast in favor of this Issuance Proposal must exceed the number of votes cast against the proposal for approval of this proposal; provided, however, that the vote of any shares of our common stock issued to Lincoln Park pursuant to the Purchase Agreement will not be counted in determining whether or not Issuance Proposal is approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ISSUANCE PROPOSAL

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APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT

THE SPECIAL MEETING TO APPROVE THE ISSUANCE PROPOSAL

Adjournment of the Special Meeting

In the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of the Issuance Proposal are insufficient to approve such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote and Recommendation

In accordance with our Charter and Delaware law, approval and adoption of this Adjournment Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of August 1, 2025 (unless otherwise noted) by:

●	each person or group known to us who beneficially owns more than 5% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or warrants held by such person that are currently exercisable or will become exercisable within 60 days of August 1, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class (2)

Named Executive Officers and Directors
Shane J. Schaffer, Pharm.D.	47,512	(3)	*
Laurie A. Myers	16.611	(4)	*
Jennifer L. Callahan	18,822	(5)	*
Jeff S. Ervin	2,825	(6)	*
Bryan Lawrence	2,846	(7)	*
John. A. Roberts	2,898	(8)	*
Peter J. Werth	99,814	(9)	1.90%
All Directors and Executive Officers as a group (10 persons)	217,149	(10)	4.04%

*	Denotes less than 1%.

(1)	Unless noted otherwise, the address of all listed stockholder is 1901 W. 47th Place, Kansas City, KS 66205. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

(2)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Percentage ownership is based on 5,264,642 shares of common stock issued and outstanding as of August 1, 2025, plus any shares issuable upon exercise of options or warrants that are exercisable with 60 days of August 1, 2025 held by such person.

(3)	Includes (i) 295 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 43,678 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of August 1, 2025, and (iii) 3,366 shares of common stock held by Fountainhead Shrugged, LLC. Dr. Schaffer is the manager of Fountainhead Shrugged, LLC and has voting and investment power over the securities held by Fountainhead Shrugged, LLC. Does not include 276,866 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

(4)	Includes 16,611 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of August 1, 2025. Does not include 51,756 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

(5)	Includes (i) 88 shares of our common stock issuable upon exercise of warrants that are currently exercisable and (ii) 18,822 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of August 1, 2025. Does not include 88,641 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

(6)	Includes 2,825 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

(7)	Includes 2,846 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

(8)	Includes 2 shares of,898 our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

(9)	Includes (i) 35 shares of our common stock issuable upon exercise of warrants that are currently exercisable, (ii) 1,693 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of August 1, 2025, and (iii) 97,994 shares of common stock held by Werth Family Investment Associates LLC. Mr. Werth is the manager of Werth Family Investment Associates LLC and has voting and investment power over the securities held by Werth Family Investment Associates LLC. Does not include 15,010 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

(10)	Includes 110,254 shares of our common stock issuable upon exercise of stock options that are currently exercisable. Does not include 650,535 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of August 1, 2025.

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STOCKHOLDER PROPOSALS

Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2026 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205, Attn: Jennifer L. Callahan, Secretary, on or before December 26, 2025, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2025 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that you intend to present at the 2026 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205, Attn: Jennifer L. Callahan, Secretary, not earlier than the close of business on February 10, 2026 and not later than the close of business on March 12, 2026. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2026 Annual Meeting of Stockholders and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company’s Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2026 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Cingulate’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2026. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under the Company’s Bylaws as described in this section and it shall not extend any such deadline set forth in the Company’s Bylaws.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Cingulate Inc., Attn: Jennifer L. Callahan, Secretary, 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205 or by phone at (913) 942-2300. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Special Meeting other than as set forth herein.

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CINGULATE® VOTE

C123456789

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000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/CINGSPC or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CINGSPC

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

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B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 6 0 8 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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046HTA

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The Special Meeting of Stockholders of Cingulate Inc. will be held on
Thursday, Spetmber 25, 2025 at 10:00 a.m. Central Time, virtually via the Internet at meetnow.global/MVYYYQ5.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/CINGSPC

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CINGSPC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Cingulate Inc.

Special Meeting of Stockholders

Proxy Solicited by Board of Directors for the Special Meeting — September 25, 2025

The undersigned hereby appoints Shane J. Schaffer and Jennifer L. Callahan, or any of them, each with the full power of substitution, to represent and vote all shares of Cingulate Inc. common stock that the undersigned holds and is entitled to vote at the Special Meeting of Stockholders of Cingulate Inc. to be held on September 25, 2025, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no direction is indicated, the proxies will have authority to vote FOR Proposals 1 and 2, and in their discretion upon such other matters as may properly come before the meeting.

This proxy is revocable at any time before it is exercised. The proxies cannot vote your shares unless you sign and return this card.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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